April 29, 2009

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street NW
Washington, DC  20549

Dear Sirs and Madams:

We have read Item 4.01 of the Current Report on Form 8-K/A, Amendment No. 1, dated April 9, 2009, of Sound Revolution, Inc. and we agree with the statements made with respect to information provided regarding Peterson Sullivan LLP.

Regards,

/s/ PETERSON SULLIVAN LLP